                                                                      EXHIBIT 22


                          SUBSIDIARIES OF NORSTAN, INC.

                                                             Percentage of
                                         State of          Voting Securities
Name                                   Incorporation     Owned by the Company
- ----                                   -------------     --------------------

Norstan Communications, Inc.             Minnesota                 100%

Norstan Financial Services, Inc.         Minnesota                 100%

Norstan Canada Inc.                      Minnesota                 100%

Norstan Network Services, Inc.           Minnesota                 100%

Norstan Network Services, Inc.
  of New Hampshire                      New Hampshire              100%

Norstan Information Systems,  Inc.       Minnesota                 100%

Summit Gear, Inc.                        Minnesota                 100%

Connect Computer Company                 Minnesota                 100%



                                       46